UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 17, 2019

Date of Report (Date of earliest event reported)

flooidCX Corp.
(Exact name of registrant as specified in its charter)

Nevada	0-55965	35-2511643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1282A Cornwall Road Oakville, Ontario Canada	L6J 7W5
(Address of principal executive offices)	(Zip Code)

(855) 535-6643

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2019, the registrant, flooidCX Corp. (“FLCX”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with the stockholders of Resolution 1, Inc., a Delaware corporation (“R1”), to acquire all of the outstanding shares of R1 in exchange for 10,000,000 restricted shares of FLCX common stock (the “Acquisition”). R1 has developed a comprehensive customer service feedback management platform, which is delivered as a cloud-based, software as a service solution. R1 was founded in August 2012 by Richard Hue, the CEO and a director of FLCX. The Acquisition was approved by the independent members of the board of directors of FLCX.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Acquisition transaction described above was consummated on May 17, 2019. By acquiring R1 as a subsidiary, FLCX acquired all of its assets, which consist primarily of its customer service feedback management platform and domain name.

Item 3.02 Unregistered Sales of Equity Securities.

The consideration for all of the membership interest in R1 was 10,000,000 restricted shares of FLCX common stock. Each stockholder of R1 is receiving one share of FLCX common stock for every three shares of R1 stock owned.

Item 9.01 Financial Statements and Exhibits.

Regulation S-K Number	Document
2.1	Share Exchange Agreement by and among Resolution 1, Inc., the stockholders of Resolution 1, Inc., and flooidCX Corp. dated May 17, 2019
99.1	Press release dated May 21, 2019

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

flooidCX Corp.

/s/ Richard Hue
Richard Hue, Chief Executive Officer May 21, 2019

3

EXHIBIT INDEX

Regulation S-K Number	Document
2.1	Share Exchange Agreement by and among Resolution 1, Inc., the stockholders of Resolution 1, Inc., and flooidCX Corp. dated May 17, 2019
99.1	Press release dated May 21, 2019

4